Exhibit 10.5(a)
                                 ---------------

                        PURCHASE AND SECURITY AGREEMENT


        THIS PURCHASE AND SECURITY AGREEMENT made this 17th day of April 19, 1997, by and between American Fire Retardant Corporation with its principal place of business located in Lafayette, Louisiana (hereinafter referred to as "Seller"), and PRIVATE CAPITAL, INC., with its principal place of business located in Lafayette, Louisiana (hereinafter referred to as "Purchaser"):

                                WITNESSETH THAT:

     1. Purchase and Sale. For the consideration hereinafter set forth, but subject to the terms, provisions, covenants, and conditions herein contained, Seller hereby offers to sell to Purchaser accounts receivable arising out of sales of merchandise or service made by Seller during the term of this Agreement (hereinafter referred to as "Account" or "Accounts"), and agrees to sell to Purchaser those Accounts which Purchaser approves for purchase as hereinafter provided. Purchaser hereby agrees to purchase all Accounts that it deems acceptable. Seller may. from time to time, submit orders to Purchaser for credit approval prior to acceptance by Seller, however, Purchaser shall not be obligated to purchase any Account arising out of any such order if unacceptable to Purchaser. A credit investigation shall not be construed as an acceptance of an Account. Seller shall be free to deal in such manner as it may desire with any Account not approved for purchase by Purchaser.

     2. Accounts Receivable. Except as Purchaser may otherwise agree in writing, the terms of all Accounts submitted to Purchaser shall not exceed "net 30 days". After Purchaser purchases an Account hereunder, Seller shall not vary the terms of sale set forth in the invoice relating to such Account without Purchaser's written consent. If any such variation in terms is requested by Seller, Purchaser shall be entitled to receive, as a condition for its approval of such change. an amount equal to any decrease in the "net amount" of the Account, which would result from the variation in terms, along with negotiated additional discounts. The terms "net amount" shall mean the gross amount payable on the invoice, less all permitted discounts, deductions, and allowances calculated on the basis of the shortest selling terms provided. The "Seller" shall immediately notify "Purchaser" in writing of any changes and/or credits issued against any purchased account.

     3. Purchase Price. Purchaser shall purchase an acceptable Account at a purchase price equal to the net amount of the acceptable Account, less a discount equal to 8% of the net amount of the acceptable Account. At the time of purchase of an Account, Purchaser shall remit to Seller the net amount of such Account, less Purchaser's discount, as provided for above and an amount necessary for the Reserve Fund hereinafter referred to. As an inducement to Seller to sell the accounts from which prompt payment can be expected, Purchaser agrees to rebate to client 2% on each account that is paid to Purchaser within 30 days. Any account that pays after 30 days will be charged the full discount, as noted above, plus 2 % for any part of a 30 day increment, exceeding 60 days from the date, an acceptable account is purchased from the "Seller". Any account purchased by Purchaser from Seller unpaid for a period in excess of ninety (90) days from the date of said purchase by Purchaser, Seller agrees to pay to Purchaser additional sums equal to and calculated according to the "Purchase Price". This rebate shall be paid when the Reserve Fund is due. This rebate money owing to Seller may be held by Purchaser at Purchaser's sole discretion as a further security for payment of any and all obligations owing by Seller to Purchaser.

     4. Transfer. Seller hereby sells, transfers, conveys, and assigns to Purchaser all its right, title, and interest in and to all Accounts accepted by Purchaser for purchase, together with all guarantees and security therefor, and all its right, title and interest in the merchandise purchased and represented by such Accounts (hereinafter referred to as the "Merchandise"), including, all Seller's rights of stoppage in transit, replevin, and reclamation as an unpaid Vendor. Seller further transfers, conveys, sells and assigns to Purchaser any and all rights, liens. privileges and security which Seller has or may have to

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enforce  payment of sums due under the account,  including  without  limitation, vendors privileges, materialmen liens, rights on open account. Seller agrees to execute and deliver to Purchaser such notices of assignment and other documents and to make such reasonable entries and markings upon its books and records as Purchaser may request to better protect the sale and assignment of Accounts hereunder. Seller hereby authorizes any of its officers and any employee authorized by its officers to execute and deliver any assignment or document referred to it this paragraph as noted in the "Signature Authorization Sheet".

     5. Reserve Fund. Any and all Accounts shall be purchased with recourse and rights of charge back against tile Seller as any and all to the financial inability or failure of customers to pay according to the terms of' the invoice, and all losses from the financial inability or failure of customers to pay the Accounts shall be Seller's sole responsibility, Purchaser shall create and maintain a reserve fund (hereinafter referred to as the "Reserve Fund") out of payments and credits otherwise to be made or given by Purchaser to Seller, in the amount of 22% of the then aggregate unpaid gross amount of all Accounts purchased. Purchaser may charge against the Reserve Fund and/or the Seller directly for all rights of recourse and obligations which arise under this Agreement or otherwise. In order to provide for account debtor claims, Purchaser shall have the rights to revise the amount or the percentage of tile Reserve Fund to cover such contingencies. In the even( "Purchaser" has no debtor claims against "Seller", the "Reserves" will normally be paid by "Purchaser" to "Seller" on the first working day after the 15th and the first working day after the last day of the month.

     6. Security. In order to secure the payment of any indebtedness that may become due and owing to Purchaser from Seller by reason as a charge back to Seller of any Account, which obligation or deficiency is not covered by the Reserve Fund, and to secure the performance of all obligations of Seller and of each and every representation, covenant, agreement, Seller hereby grants to Purchaser a security interest in (a) Seller's inventory now owned or hereafter acquired by way of replacement, substitution, addition, or otherwise) by Seller located at American Fire Retardant Corporation 110 Brush Road Broussard La 70258 and (b) all accounts receivable, deposit accounts with purchaser, equipment, general intangibles, goods, instruments and chattel piper of Seller now existing or hereafter arising (hereinafter collectively referred to as the "Collateral"), and (c) all proceeds of tile Collateral. The Collateral is also given to secure payment and performance of all debts, obligations, and liabilities of every kind and character of Seller, now or hereafter existing in favor of Purchaser, whether such debts, obligations. or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent. Purchaser shall have all the rights and remedies provided in this Security Agreement and in the Louisiana Law. as amended (hereinafter referred to as the "Code").

     7. Representations and Warranties. Seller hereby represents and warrants to Purchaser.

          a. If Seller is a corporation, it is duly organized and under the laws of tile incorporation State and is duly qualified and in good standing in every other State in which it is doing business, and the execution, delivery and performance of the Agreement are within its corporate powers, have been duly authorized as evidenced by the Certificate of Secretary attached hereto as Exhibit A. Further, Seller is not in contravention of any law or the powers of its charter, bylaws, or other incorporation papers, or of any indenture, agreement, or understanding to which Seller is a party of by which it is bound.

          b. Seller has good and clear title to the Accounts that will be sold to Purchaser hereunder, and such sale will vest absolute ownership of such Accounts in Purchaser, free of any claims or liens of third parties.

          c. Seller is the full and sole owner of the Collateral and has good right and authority to grant a security interest to Purchaser in the Collateral, and there is no presently outstanding lien, security interest, or encumbrance in or on the Collateral or its proceeds, and there is no financing statement covering the Collateral or its proceeds on file in any public office except as shown in Exhibit B attached hereto.

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          d.   All balance sheets, earnings statements, and other financial date which may have been or may hereafter be furnished to Purchaser by Seller to induce it to enter into this Agreement or otherwise in connection with it, do or shall fairly represent the financial condition of Seller as of tile dates stated and the results of Seller's operations for the period for which the same are furnished, and all other information, reports, and other papers and date furnished to Purchaser are or shall be at the time same are so furnished, accurate and correct in all material respects and complete insofar as necessary to five Purchaser a true and accurate knowledge of the subject matter.

          e. Each Account assigned and sold to Purchaser shall be based upon a bonafide sale and actual shipment of the Merchandise or service performed and Shall be it valid and enforceable obligation of the customer, with no rights of recoupment, offset or counterclaims or return of merchandise which could reduce the amount of such Account.

     8. Invoices. Seller agrees to deliver to Purchaser the original and one copy of customer invoices related to tile Accounts purchased hereunder, together with evidence of shipment of the Merchandise purchased, along with a written assignment of the Account. In addition, upon Purchaser's request, Seller agrees to deliver to Purchaser the original purchase order from each customer. All invoices shall plainly state on their face that amounts payable thereunder have been assigned to and are payable to Purchaser at Purchaser's notice address herein. and billing on such invoices shall constitute an assignment to Purchaser of the Accounts thereby represented, whether or not it specific assignment is executed. Purchaser shall mail at Seller's expenses all customer invoices representing Accounts accepted by Purchaser.

     9. Customer Claims. Seller shall immediately notify Purchaser of the assertion of any customer claim, including any defense, dispute offset or claim asserted by a customer with respect to an Account or the Merchandise or service. Purchaser may in its sole discretion settle any customer claim directly with tile customer involved at the Seller's expenses, upon such terms as Purchaser may deem advisable. In tile event of any customer claim or breach of any representations hereunder as to in), Account, Purchaser may reassign to Seller, without recourse, the unpaid balance of such Account (or any disputed portion thereof) to the Reserve Fund, or a ( Purchaser's option, Seller shall pay such amounts to Purchaser upon demand, in the event Purchaser exercises its right to settle and compromise customer claims, Seller hereby specifically agrees to the terms, conditions, and provisions of any and all settlements, compromises, and other agreements, oral or written, entered into by Purchaser on behalf of Seller. and Purchaser is further specifically vested with a power of attorney to act in Seller's name. place and stead, tile same its Seller could do in person, and is authorized hereby to execute all releases, settlements, or compromise agreements, and receive for and in Seller's name. all money and other property that Purchaser may received in settlement, release, or compromise of customer claims. The foregoing is discretionary upon the part of Purchaser, and Seller shall have no right to demand or require Purchaser's undertaking of the aforesaid functions.

     10. Collections Remittances Received by Seller. Purchaser is hereby given the right to notify any account debtor to make payment on any account sold to or securing Purchaser, directly to Purchaser rather than Seller. All remittances received by Seller on any Account sold to Purchaser shall be held by Seller in trust for Purchaser, separate and apart from Seller's own properties and funds, and shall be immediately delivered to Purchaser in the identical form in which received. In the event any of the Merchandise shall be returned to, or repossessed by Seller, such Merchandise shall be held by Seller in trust for Purchaser, separate and apart from Seller's own property and Subject to Purchaser's direction and control.

     11. Seller's. Mail. Seller hereby authorizes Purchaser to the extent reasonably necessary to protect Purchaser's interest, to receive, open, and dispose of Seller's mail received at Purchaser's notice address and to endorse Seller's name to checks payable to Seller which represent payment for the Merchandise and on the Accounts sold under this Agreement.


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     12. Other Security. Notwithstanding any other provisions of this Agreement,
Purchaser shall be entitled at all times before or after the termination of this Agreement to hold all sums for credit of Seller as security for any and all of Seller's obligations to Purchaser, however arising, and any amounts which Purchaser is authorized hereunder to charge to Seller or for which Seller is obligated to Purchaser may be withheld and deducted by Purchaser at any tune in Purchaser's sole discretion from any remittances, payments, or credits otherwise to be made by Purchaser hereunder.

     13. Sales Taxes. All taxes and governmental charges imposed with respect to sales of the Merchandise shall be charged to and paid by Seller.

     14. Financial Statements.  Seller agrees to furnish Purchaser within twenty
(20) days after the close of each quarter-annual accounting period of Seller, a profit and loss statement for such period, and a balance sheet as of the close of such period, both to be prepared and certified by an accountant acceptable to Purchaser, and shall furnish Purchaser such additional financial information as Purchaser shall request Purchaser and Purchaser's agents shall have the right, at all times during normal business hours, after reasonable notice, to examine and make extracts from all books and records of Seller. Seller shall keep its books and records in accordance with generally accepted accounting principles, consistently applied.

     15. Default. The term "default" is used in this Agreement shall mean the occurrence of any of the following events:

          a. The failure to Seller punctually and properly to observe, keep, or perform, any covenant, agreement, or condition herein required to be observed, kept or performed.

          b. The representations and warranties made by Seller in this Agreement shall prove to be untrue.

          c. The failure of Seller to deliver to Purchaser remittances received by Seller on an Account Sold to Purchaser.

          d. Seller becomes insolvent or makes an assignment for the benefit of creditors.

          e. A receiver is appointed for all or substantially all the properties of Seller or of the Collateral or any part hereof.

          f. Seller is adjudicated a bankrupt or request, either by way of petition or answer, that Seller be adjudicated a bankrupt of that Seller be allowed or granted any composition, rearrangement, extension, reorganization, or other relief under any bankruptcy law or any other law for the relief of debtors now or hereafter existing.

          g.   The death, dissolution, or termination of Seller.

          h. If any guarantee of' the obligation of Seller hereunder shall be terminated by the guarantor.

          i.   Purchaser deems itself insecure.

     16. Rights Of Purchaser upon Seller's Default. Upon the occurrence of default, and during the continuation thereof, Purchaser may (a) its a secured party exercise it rights of enforcement under the Code. (b) immediately terminate this Agreement as to future transactions, without affection the rights and obligations of the parties accruing with respect to prior transactions: and
(c) exercise all other rights conferred by law and under this Agreement and resort to any remedy existing at law or tit equity for the collection of any indebtedness accrued hereby and for the enforcement of the covenants and agreements contained herein including without limitation notifying account debtors of and collecting the Collateral. The resort to any particular remedy shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

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     17. Term.  This Agreement shall be effective from the date hereof and shall continue in full force and effect until "terminated". This Agreement can be terminated by either party by the delivery of written notice of termination to the other party at least thirty (30) days prior to such termination date, but such termination shall not effect or impair Purchaser's security interest in thee Collateral as to any defaults that may have occurred prior to such termination. Regardless of the above if Purchaser purchases or advances any sum against any Account for or for Seller at termination of this agreement said purchase and advance as well as the obligations of Seller shall he those evidenced by this agreement unless a separate agreement is executed by all parties.

     18. Notice. Any notice. communication, assignment, or payment, required to permitted hereunder. shall be send by United States mail, postage prepaid, registered or certified mail. addressed is follows:

               To Seller:
               -----------------------------------
               American Fire Retardant Corporation
               110 Brush Road
               Broussard, Louisiana 70298

               To Purchaser
               -----------------------------------
               Private Capital, Inc.
               207 Heymann Blvd.
               Lafayette, Louisiana 70503

     19. Attorney's Fees Seller agrees to reimburse Purchaser upon demand for all attorney's fees. court costs, and other expenses incurred by Purchaser in enforcing any of Purchaser's rights against Seller under this Agreement.

     20. Indemnification Seller shall indemnify and hold Purchaser harmless from and against all liability for any acts or omissions of Seller, its agents and employees, including any attorney's fees and expenses incurred by Purchaser in defending against any such claims asserted against Purchaser.

     21. Severability Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall be any extent be invalid or unenforceable. the remainder of the Agreement shall not be affected thereby.

     22. No Waiver. Failure by Purchaser to exercise any of Purchaser's rights hereunder shall not be deemed to be a waiver by Purchaser of such or any other rights, nor in any manner impair the subsequent exercise of the same or any other rights, and any waiver by Purchaser of any default shall not constitute a waiver of any subsequent default.

     23. Laws. This Agreement shall be construed according to the laws of the State of Louisiana.

     24. Complete Agreement. This Agreement embodies the complete agreement between the parties hereto and cannot be varied or terminated except by the written agreement of the parties. Purchaser has not made any promises, representations or warranties not expressly stated herein.

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     25. Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

     26. Applicability. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and assigns.

     27. Effective. This Agreement becomes effective when it is accepted and executed by the Authorized officers of Private Capital, Inc.

     28. Transfer\Assignment. Seller may not pledge, encumber, transfer or assign any of its rights granted under this Agreement. Purchaser may assign, sell, transfer or encumber all or any of its rights, interests or collateral here under without notice to Seller and without affecting Seller's obligations here under.

     Executed this 17th day of April, 1997 at Lafayette, Louisiana American Fire Retardant Corporation


American Fire Retardant Corporation               Private Capital, Inc.
(Client)                                          (Purchaser)

/s/  Stephen F. Owens                             /s/ John W. Forbes
-----------------------------------               -----------------------------
By:  Stephen F. Owens                             By: John W. Forbes
Title: President                                  Title: Vice President


/s/  Edward L. Friloux
-----------------------------------
By:  Edward L. Friloux
Title: Secretary

Corporate Resolution Attached  (X) Yes

                               ( )   No


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